Exhibit 3.2.63

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws, Chapter 156D; Section 10.06; 950 CMR 113.33)

Exact name of corporation: Liberty Tree Cinema Corp.

Registered office address: 100 Independence Way, Danvers, MA 01923

(number, street, city or town, zip code)

These articles of amendment affect article(s): II

(specify the number(s) of article(s) being amended (I-VI))

Adopted and approved on: July 28, 2004 by

                                        (month/day/year)

Check the appropriate box below:

☐	the incorporators.

☐	the board of directors without shareholder approval and shareholder approval was not required.

☒	the board of directors and the shareholders in the manner required by law and the articles of organization.

State the article number and the text of the amendment. If the amendment authorizes an exchange, or effects a reclassification or cancellation, of issued shares, state the provisions for implementing the action unless contained in the text of the amendment.

Article II

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Laws of Massachusetts.

______

P.C.

To change the number of shares and the par value (if any)* of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

The total presently authorized is:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Change the total authorized to:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156D, $1.25 unless these articles specify, in accordance with the vote adopting the amendment a later effective date not more than ninety days such filing, in which event the amendment will become effective on such later date.

Later effective date:

Signed by	/s/ Michael Politi
Michael Politi
Senior Vice President & Corporate Counsel

(Please check appropriate box)

☐	Chairman of the Board

☐	President

☒	Other Officer

☐	Court appointed fiduciary

on this 28th day of July, 2004

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws, Chapter 156D; Section 10.06; 950 CMR 113.33)

Exact name of corporation: Liberty Tree Cinema Corp.

Registered office address: 100 Independence Way, Danvers, MA 01923

                                       (number, street, city or town, zip code)

These articles of amendment affect article(s): II

(specify the number(s) of article(s) being amended (I-VI))

Adopted and approved on: July 28, 2004 by

                                    (month/day/year)

Check the appropriate box below:

☐	The incorporators.

☐	The board of directors without shareholder approval and shareholder approval was not required.

☒	The board of directors and the shareholders in the manner required by law and the articles of organization.

State the article number and the text of the amendment. If the amendment authorizes an exchange, or effects a reclassification or cancellation, of issued shares, state the provisions for implementing the action unless contained in the text of the amendment.

Article II

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Laws of Massachusetts.

_____

P.C.

To change the number of shares and the par value (if any)* of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

The total presently authorized is:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Change the total authorized to:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156D, § 1.25 unless these articles specify, in accordance with the vote adopting the amendment a later effective date not more than ninety days after such filing, in which event the amendment will become effective on such later date.

Later effective date:

Signed by	/s/ Michael Politi
Michael Politi
Senior Vice President & Corporate Counsel

(Please check appropriate box)

☐	Chairman of the Board

☐	President

☒	Other Officer

☐	Court-appointed fiduciary

on this 28th day of July, 2004

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

ARTICLES OF ORGANIZATION

(Under G.1. Cr. 156B)

ARTICLE I

The name of the corporation is:

LIBERTY TREE CINEMA CORP.

ARTICLE II

The purpose of the corporation is to engage in the following business activities:

See Attached

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on a separate 8/1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch. Additions to more than one article may be continued on a single sheet as long as each article requiring each such addition is clearly indicated.

/s/ Illegible	/s/ Illegible		6
Examiner	Name Approved	C ☐ P ☐ M ☒ R.A. ☒	P.C.

ARTICLE III

The type and class of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to lease is as follows:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:		COMMON:	500	$1.00

PREFERRED:		PREFERRED:

ARTICLE IV

If more than ___ type, class or ____ is authorized, a description of each with, if any, the ____, voting powers, __________________

ARTICLE V

The __________________________ transfer of share of stock of any class are as follows:

None, however, shares of stock of the corporation may be subjected to restrictions on the transfer thereof under duly adopted by-law provision and/or under any agreement to which the corporation shall be a party.

ARTICLE VI

Other lawful provisions, if any, for the conduct and regulations of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: (If there are no provisions state “None”)

None

Note: The ________ ONLY be _________ Articles of _________.

RIDER TO ARTICLE II

To own, acquire, purchase, erect, equip, lease, operate, manage and conduct motion picture theatres, drive-in theatres, opera houses, public halls and theatres and places of amusement of every kind and description; to produce, manufacture, purchase, sell, lease, hire, exhibit and exploit performances and attractions of various kinds and natures, including moving pictures, vaudeville, dramatic, operatic, musical and dance performances, and intellectual and instructive entertainment; to manufacture, produce, purchase, own, sell, lease, hire, license, distribute, and otherwise dispose and to deal in and with moving picture machines, cameras, machinery, devices, appliances, and articles of all kinds used in photographic and motion picture arts, and plates, slides and films therefor, and materials, supplies, appliances, apparatus, machinery and other articles necessary and convenient for use in connection therewith; to acquire, own and dispose of costumes, scenery, properties, libraries, and other material and property for use in connection with the giving of operatic, dramatic, and motion picture entertainments, and performances of all kinds, to employ and act as agent and manager for singers, musicians, actors, performers of all kinds; to acquire, own and dispose of (including licensing thereof), plays, scenarios, photo-plays, news, songs, magazines, motion pictures and pictures of all kinds, dramatic and musical, and motion picture productions of every kind: to acquire, own maintain, operate dispose of and deal with and in studios and other plants and equipment for or in connection with the production of motion pictures and productions of all kinds; to deal in amusement enterprises of every kind and description and generally to carry on the business of motion pictures and theatrical proprietors, managers, producers and caterers for and to public entertainment and amusements, as well as to do all things necessary and incident thereto.

To manufacture, buy, sell and generally deal in popcorn, candy, beverages, sandwiches, and food of all kinds and description, and goods, wares, merchandise, electronic amusement devices, pinball machines and personal property of every kind.

To purchase, lease or otherwise acquire, hold, improve, sell, lease, mortgage and generally deal in lands, buildings and interests herein.

To own, erect, buy, lease, acquire, hold use or dispose of any and all stores, factories, machinery equipment and supplies of every nature and description necessary, useful or convenient in the manufacturing, producing, processing or marketing of the aforesaid articles and any other items or materials produced or dealt in by the corporation.

To buy, or otherwise acquire, hold, lease, sell, exchange, mortgage, pledge or otherwise dispose of any real estate or real property or personal property, rights, franchises or goodwill necessary to the foregoing; in general to carry on any related or incidental business in connection with the foregoing in all of the State, territories and dependencies of the United States and in foreign countries subject to the provisions of Part 4 of the T.M.C.L.A.

To indemnify any director or officers or former director or officer of the corporation, or any person who may have served at its request as a director or officer of any other corporation in which it is a creditors, against expenses actually and necessity incurred by him in connection with the defenses or any action, suit or proceeding in which he is made an officer, expect in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty, but such indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled under any by-law, agreement, vote of shareholders, or otherwise.

2

ARTICLE VII

The effective date __________ of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.

ARTICLE VIII

a. The street address of the corporation IN MASSACHUSETTS is: (post offices boxes ________ acceptable)

84 State St., Boston, Massachusetts

b. The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:

	NAME	RESIDENCE	POST OFFICE ADDRESS
Chairman
President:	Barrie Lawson, Loeks	4 Baron Place Rye, New York 10580

Treasures:	Robert May	Jill Court Monmouth Junction, NJ 08852

Clerks	Seymour Smith	140–10, 84 Dr. Jamaica, New York 11435

Directors:

	Barrie Lawson Loeks	4 Baron Place Rye, NY 10580

	Jim Loeks	4 Baron Place Rye, NY 10580

	Seymour Smith	140–10, 84 Dr. Jamaica, ____________

c. The fiscal year (i.e. tax year) of the _______________ ___________

February 28

d. ____________________________________ of the RESIDENT AGENT of the corporation, if any, __.

The Prentice-Hall Corporation System, Inc.

84 State Street, Boston, Massachusetts 02109

ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly ___.

IN WITNESS WHEREOF and under the _______ and penalties of perjury, I/WE, whose signature(s) appear below as incorporator(s) and whose ______ and business or residential address(es) ARE CLEARLY TYPED OR PRINTED ____ such signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter ____ and do hereby sign these Articles of Organization as incorporator(s) this                     day of March      1996

/s/ Judi Olsen
JUDI OLSEN

NOTE: ___________________________________

FEDERAL IDENTIFICATION
NO. 04-3269280
00495088

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

We, Bryan Berndt, Vice President, and John C. McBride, Jr, Assistant Clerk

of Liberty Tree Cinema Corporation.

(Exact name of corporation)

located at Liberty Tree Mall, 100 Independence Way, Danvers, MA 01923

(Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

Four

(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

            *             shares of                      *                      of              *              shares

outstanding,

(type, class & series, if any)

                     shares of                                          of                      shares outstanding, and

(type, class & series, if any)

                     shares of                                          of                      shares outstanding,

(type, class & series, if any)

*	In accordance with Chapter 156B, Section 73 of Massachusetts General Law, this Amendment to the Articles of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction of a proceeding for the reorganization of this corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40424, confirmed and approved on March 1, 2002.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

/s/ Illegible	/s/ Illegible		4
Examiner	Name Approved	C ☐ P ☐ M ☐ R.A ☐	P.C.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:

Preferred:		Preferred:

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:

Preferred:		Preferred:

Article Four of the Articles of Incorporation is hereby amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:

SIGNED UNDER THE PENALTIES OF PERJURY, this 21st day of March, 2002,

/s/ Illegible	,Vice President,

/s/ Illegible	, Assistant Clerk

*	Delete the inapplicable words.